Exhibit 99.1

news release

QLT ANNOUNCES POSITIVE INTERIM RESULTS FROM PHASE 1b STUDY OF ITS ORAL SYNTHETIC RETINOID COMPOUND IN LEBER CONGENITAL AMAUROSIS

For Immediate Release

April 20, 2010

VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today announced interim results from the first 3 subjects enrolled in a Phase 1b clinical proof-of-concept study of QLT091001 in the treatment of Leber congenital amaurosis (LCA), an inherited progressive retinal degenerative disease that leads to retinal dysfunction and significant visual impairment beginning at birth. QLT091001 is an orally administered synthetic retinoid replacement for 11-cis-retinal, which is a key biochemical component of visual function.

The Phase 1b trial is a short-term, open-label, single-center study to evaluate the safety profile and effects on retinal function in 8 pediatric subjects (aged 5 to 14 years) diagnosed with LCA due to inherited deficiency of retinal pigment epithelium protein 65 (RPE65) or lecithin:retinol acyltransferase (LRAT). Based on the positive results from the first 2 pediatric patients, a protocol exception was granted to also treat an adult patient. Subjects receive daily oral doses of QLT091001 for 7 days at the Montreal Children’s Hospital at the McGill University Health Centre, Montreal, Canada under the supervision of the trial’s principal investigator, Robert K. Koenekoop, M.D., Ph.D. Patients were monitored to ensure overall safety. Efficacy assessments included several visual function parameters including best-corrected visual acuity and visual field testing.

Interim Results
Three subjects aged 10, 12, and 38 years, all of whom have a genetic mutation in LRAT, have been enrolled and treated to date. After 7 days of treatment with QLT091001, all of the subjects experienced clinically relevant improvements in one or more visual function parameters, including best-corrected visual acuity, Goldmann visual field, and/or retinal sensitivity as measured by full-field sensitivity threshold testing. Subjects have also reported meaningful improvements in their visual performance related to tasks of daily living. The onset of visual changes was rapid and there was progressive improvement beyond the 7 days of treatment, with some effects persisting for up to 4 months after treatment was completed. Improvements were most pronounced in the youngest subject, but clinically relevant changes were also noted in the one adult subject treated to date. The study treatment has been well-tolerated, with mild to moderate adverse events observed including transient headache and photophobia, and an increase in triglyceride levels. The study is ongoing and will enroll additional subjects, including those who have LCA due to mutations in RPE65. Because of the prolonged treatment effects, the study will also continue to gather longer-term follow-up data on these subjects. Completion of the current trial is expected before year end.

The results from the first 3 subjects will be introduced and discussed by Dr. Koenekoop in a previously scheduled mini-symposium entitled, “An Overview of Retinal Dystrophies: from Gene Discoveries to New Therapies” at the Association for Research in Vision and Ophthalmology (ARVO) Annual Meeting in Fort Lauderdale, Florida on May 3, 2010 at 3:45 p.m. (Eastern Time).

“These preliminary results are very exciting, are better than expected, and provide a measure of hope that a treatment might be developed for this devastating disease.  We are intent on continuing the trial and undertaking further research into the safety and efficacy of this compound,” said Dr. Koenekoop, Director of the McGill Ocular Genetics Laboratory and Chief of Pediatric Ophthalmology at Montreal Children’s Hospital. “We look forward to sharing these data with the ophthalmology community beginning at ARVO in early May.”

“We are very excited about the positive outcomes for these patients and are eager to complete patient enrollment,” said Bob Butchofsky, President and Chief Executive Officer of QLT.

While these early results are promising, the safety and efficacy of QLT091001 remains to be fully evaluated through additional preclinical and clinical testing. QLT091001 cannot be made available to patients with LCA outside of regulated clinical trials, such as the current study.

About Leber Congenital Amaurosis (LCA)
LCA is an inherited degenerative retinal disease characterized by abnormalities such as roving eye movements and sensitivity to light, and manifesting in severe vision loss from birth. Eye examinations of infants with LCA reveal normal appearing retinas. However, a low level of retinal activity, measured by electroretinography, indicates very little visual function. Approximately 1 child out of every 81,000 births will inherit the disease. Mutations in the genes for retinal pigment epithelium protein 65 (RPE65) and lecithin:retinol acyltransferase (LRAT) result in an inadequate production of 11-cis-retinal and occur in approximately 10% of patients with LCA and to a lesser extent in retinitis pigmentosa (RP), another inherited retinal dystrophy.

About Synthetic Retinoid Drugs
Genetic diseases in the eye such as LCA and RP arise from gene mutations of enzymes or proteins required in the biochemistry of vision. QLT091001 is a replacement for 11-cis-retinal, which is an essential component of the retinoid-rhodopsin cycle and visual function.

The basis for using synthetic retinoids as replacement therapy for conditions where genetic defects result in deficiency of 11-cis-retinal is founded on experiments in mouse genetic models, including those developed in the laboratory of Dr. Krzysztof Palczewski. These experiments used mice that have mutations in either the Rpe65 or Lrat genes, the same as those associated with LCA in humans. Both mouse models have clinical features of the human disease. The biological activity of the synthetic retinoid was monitored by measuring the level of pigment-related compounds in the eye. Retinal function was also assessed by detecting electroretinograms (ERGs) and electrical nerve signals from the retina. Oral administration of QLT091001 showed evidence of having corrected the biochemical defect in the retinoid cycle in light-sensing cells (rods) and appeared to restore ERG responses to light in both models of LCA.

About QLT
QLT Inc. is a biotechnology company dedicated to the development and commercialization of innovative therapies for the eye. We are focused on our commercial product Visudyne® for the treatment of wet-AMD, developing drugs to be delivered in our proprietary punctal plug delivery system, as well as developing our synthetic retinoid program for the treatment of certain inherited retinal diseases. For more information, visit our website at www.qltinc.com.

In April of 2006, QLT entered into an exclusive worldwide co-development and licensing agreement with Retinagenix, LLC to develop active synthetic retinoid products for the treatment of degenerative retinal diseases. Under the terms of the agreement, QLT is responsible for developing and commercializing the products for use in ocular and all other human diseases. Retinagenix has participated in research in support of the co-development collaboration and is eligible to receive payments upon achievement of certain development, approval, and sales milestones as well as a royalty on net sales.

QLT Inc. Media Contact
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
kpeterson@qltinc.com

The Trout Group Investor Relations Contact:
New York, U.S.A.
Christine Yang
Telephone: 646-378-2929
cyang@troutgroup.com
Or
Boston, Massachusetts, USA
Tricia Swanson
Telephone: 617-583-1306
tswanson@troutgroup.com

Visudyne® is a registered trademark of Novartis AG.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”

Certain statements in this press release constitute “forward looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward looking information” within the meaning of applicable Canadian securities laws. Forward looking statements include, but are not limited to: our statements related to our development plans and enrollment for our QLT091001 Phase Ib clinical trial and any other development plans for QLT091001; our statement relating to the expected timing for completion of the Phase Ib clinical trial; our statements relating to the prospects for the development of a treatment for LCA; and statements which contain language such as: “assuming,” “may,” “will,” “prospects,” “future,” “projects,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; uncertainties relating to the timing and results of the clinical development and commercialization of our products and technologies (including, but not limited to, Visudyne, our punctal plug technology and our synthetic retinoid program); outcomes for our clinical trials of our programs (including, but not limited to, our punctal plug technology and our synthetic retinoid program) may not be favorable or may be less favorable than interim results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; uncertainties relating to the associated costs of our programs; the timing, expense and uncertainty associated with the regulatory approval process for products; uncertainties regarding the impact of competitive products and pricing; risks and uncertainties associated with the safety and effectiveness of our technology and products, including our synthetic retinoid product; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

Page 3 of 3